EXHIBIT 5.1

               SCHNADER HARRISON SEGAL & LEWIS LLP
                         Attorneys at Law
              1300 I Street, N.W. - 11th Floor East
                      Washington, D.C. 20005

                           202-216-4200
                         202-775-8741 Fax

                          July 23, 1999

The Board of Directors
Startec Global Communications Corporation
10411 Motor City Drive
Bethesda, MD 20817

     Re:  Registration Statement on Form S-3
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Gentlemen:

     We have acted as counsel to Startec Global Communications Corporation, a Delaware corporation (the "Company"), with respect to the Company's Registration Statement on Form S-3 filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the offer and sale of up to 888,590 shares (the "Shares") of the Company's Common Stock, par value $.01 per share, which may be offered and sold from time to time by certain selling securityholders named in the Prospectus contained in the Registration Statement or in amendments or supplements thereto.

     As counsel for the Company, we have examined the Registration Statement, and originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion. In our examination, we have, with your approval, assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. As to various questions of fact material to such opinion, we have relied, to the extent we deemed appropriate, upon representations, statements and certificates of officers and representatives of the Company and others. We have not independently verified such information or assumptions.

     Based upon, subject to and limited by the foregoing and the other qualifications herein, we are of the opinion that the presently issued Shares and the Shares subject to outstanding warrants when issued in accordance with the terms thereof, have been duly authorized for issuance by the Company and are validly issued, fully paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement, and we consent to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules promulgated thereunder.

                         Very truly yours,

                          /s/ Schnader Harrison Segal & Lewis LLP
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                          SCHNADER HARRISON SEGAL & LEWIS LLP